                                                                     EXHIBIT 5.1

[LATHAM & WATKINS LOGO]







53rd at Third
885 Third Avenue
New York, New York  10022-4802
Tel: (212) 906-1200  Fax: (212) 751-4864
www.lw.com

[BRANCHES GIFS]

April 11, 2003

Allied Waste North America, Inc.
15880 N. Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260


Re: Registration statement on Form S-4 relating to $375,000,000 aggregate principal amount of 9-1/4% Senior Notes due 2012


Ladies and Gentlemen:

      In connection with the registration of $375,000,000 aggregate principal amount of 9-1/4% Senior Notes due 2012 (the "Exchange Notes") by Allied Waste North America, Inc., a Delaware corporation (the "Company"), and the guarantees of the Exchange Notes (the "Guarantees") by Allied Waste Industries, Inc., a Delaware corporation ("Allied"), and each of the entities listed on Schedule A hereto (each, including Allied, a "Guarantor" and, collectively, the "Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on April 11, 2003 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes and the Guarantees will be issued pursuant to a supplemental indenture (the "Supplement"), dated November 15, 2002, to an indenture (the "Base Indenture" and, together with the Supplement, the "Indenture"), dated December 23, 1998, among the Company, the Guarantors and U.S. Bank National Association, formerly U.S. Bank Trust National Association, as trustee (the "Trustee"). The Exchange Notes and the Guarantees will be issued in exchange for the Company's outstanding 9-1/4% Senior Notes due 2012 (the "Initial Notes") on the terms set forth in the prospectus contained in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Indenture, the Exchange Notes and the Guarantees are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Exchange Notes and the Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

      Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

      1. The Exchange Notes have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      2. The Guarantees of each of Allied, Allied Waste Systems, Inc., Allied Waste Transportation, Inc. and Browning-Ferris Industries, Inc. (together, the "Identified Guarantors") has been duly authorized by all necessary corporate action of each respective Identified Guarantor, and when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Exchange Notes against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, each of the Guarantees will be the legally valid and binding obligation of the respective Guarantor, enforceable against such Guarantor in accordance with its terms.

         The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Exchange Notes and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Base Indenture.

         We have not been requested to express, and with your knowledge and consent, do not render, any opinion as to the applicability to the obligations of the Company under the Indenture and the Exchange Notes or the Guarantors under the Indenture or the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

      To the extent that the obligations of the Company and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee and each Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee and each Guarantor is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and each of the Guarantors, other than the Identified Guarantors, and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee and each of the Guarantors, other than the Identified Guarantors, has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus contained therein.

                                                     Very truly yours,

                                                     /s/ Latham & Watkins LLP

                                   SCHEDULE A

                                   GUARANTORS

Action Disposal, Inc.
Adrian Landfill, Inc.
ADS of Illinois, Inc.
Agri-tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Alaska Street Associates, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste of California, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste Rural Sanitation, Inc.
Allied Waste Systems (Texas) Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Apache Junction Landfill Corporation
Atlantic Waste Holding Company, Inc.
Automated Modular Systems, Inc.
Belleville Landfill, Inc.
BFI Transfer Systems of New Jersey, Inc.
BFI Waste Systems of New Jersey, Inc.
Bio-Med of Oregon, Inc.
Borrego Landfill, Inc.
Brickyard Disposal & Recycling, Inc.
Browning-Ferris Industries, Inc. (MA corp.)
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Bunting Trash Service, Inc.
Capitol Recycling and Disposal, Inc.
CC Landfill, Inc.
CCAI, Inc.
C.C. Boyce & Sons, Inc.
CDF Consolidated Corporation
Celina Landfill, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champion Recycling, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Chestnut Equipment Leasing Corp.
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Cocopah Landfill, Inc.
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.
County Landfill, Inc.
D & D Garage Services, Inc.
Dallas Disposal Co.
Delta Container Corporation
Delta Dade Recycling Corp.
Delta Paper Stock Co.
Delta Recycling Corp.
Delta Resources Corp.
Delta Site Development Corp.
Delta Tall Pines Corp.
Delta Transfer Corp.
Delta Waste Corp.
Dempsey Waste Systems II, Inc.
Dinverno, Inc.
Dowling Industries, Inc.
DTC Management, Inc.
Eagle Industries Leasing, Inc.
ECDC Environmental of Humbolt County, Inc.
ECDC Holdings, Inc.
Elder Creek Transfer & Recovery, Inc.
Environmental Development Corp. (DE)
Environmental Reclamation Company
Environtech, Inc.
Evergreen Scavenger Service, Inc.
Forward, Inc.
F.P. McNamara Rubbish Removal, Inc.
Fred Barbara Trucking Co., Inc.
G. Van Dyken Disposal Inc.
Garofalo Brothers, Inc.
Garofalo Recycling and Transfer Station Co., Inc.
GEK, Inc.
General Refuse Rolloff Corp.
Georgia Recycling Services, Inc.
Giordano Recycling Corp.
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Services, Inc.
Gulfcoast Waste Service, Inc.
Harland's Sanitary Landfill, Inc.
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Jetter Disposal, Inc.
Joe Di Rese & Sons, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
La Canada Disposal Company, Inc.
Lake Norman Landfill, Inc.
Lathrop Sunrise Sanitation Corporation
Lee County Landfill, Inc.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Louis Pinto & Son, Inc., Sanitation Contractors
Mamaroneck Truck Repair, Inc.
Manumit of Florida, Inc.
McInnis Waste Systems, Inc.
Medical Disposal Services, Inc.
Mesa Disposal, Inc.
Mississippi Waste Paper Company
MJS Associates, Inc.
Mountain Home Disposal, Inc.
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
Newco Waste Systems of New Jersey, Inc.
New Morgan Landfill Company, Inc.
Noble Road Landfill, Inc.
Northwest Waste Industries, Inc.
Oakland Heights Development, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Palomar Transfer Station, Inc.
Paper Fibers, Inc.
Paper Recycling Systems, Inc.
Peltier Real Estate Company
Pittsburg County Landfill, Inc.
Portable Storage, Inc.
Preble County Landfill, Inc.
Price & Sons Recycling Company
Prime Carting, Inc.
R. 18, Inc.
R.C. Miller Enterprises, Inc.
R.C. Miller Refuse Service, Inc.
RCS, Inc.
Rabanco Connections International, Inc.
Rabanco Intermodal/B.C., Inc.
Rabanco, Ltd.
Rabanco Recycling, Inc.
Rabanco Regional Landfill Company
Ramona Landfill, Inc.
Recycling Associates Inc.
Recycling Industries Corp.
Resource Recovery, Inc.
Ross Bros. Waste & Recycling Co.
Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
S & L, Inc.
Saline County Landfill, Inc.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
San Marcos NCRRF, Inc.
Sauk Trail Development, Inc.
Seattle Disposal Company, Inc.
Selas Enterprises Ltd.
Shred-All Recycling Systems, Inc.
Source Recycling, Inc.
Southwest Regional Landfill, Inc.
SSWI, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Star Services Group, Inc.
Streator Area Landfill, Inc.
Suburban Carting Corp.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal, Inc.
Sunset Disposal Service, Inc.
Sycamore Landfill, Inc.
Tate's Transfer Systems, Inc.
Tom Luciano's Disposal Service, Inc.
Total Solid Waste Recyclers, Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Trottown Transfer, Inc.
United Disposal Service, Inc.
United Waste Control Corp.
Upper Rock Island County Landfill, Inc.
USA Waste of Illinois, Inc.
Valley Landfills, Inc.
Vining Disposal Service, Inc.
Waste Associates, Inc.
Waste Control Systems, Inc.
Wayne County Landfill IL, Inc.
WDTR, Inc.
Williamette Resources, Inc.
Williams County Landfill, Inc.
WJR Environmental, Inc.
AAWI, Inc.
ADS, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviro Engineering, Inc. (TX corp.)
Allied Enviroengineering, Inc.
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste of Long Island, Inc.
Allied Waste Services, Inc. (TX corp.)
Allied Waste Systems, Inc. (DE corp.)
Allied Waste Transportation, Inc.
American Disposal Services, Inc.
American Disposal Services of Missouri, Inc.
Area Disposal Inc.
Attwoods of North America, Inc.
Autoshred, Inc.
AWIN Management, Inc.
BFI Atlantic, Inc.
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI International, Inc.
BFI Ref-Fuel, Inc.
BFI TransRiver (GP), Inc.
BFI Waste Systems of North America, Inc.
Browning-Ferris Financial Services, Inc.
Browning-Ferris, Inc.
Browning-Ferris Industries, Inc. (DE corp.)
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Services, Inc.
CECOS International, Inc.
City Garbage, Inc.
Containerized, Inc. of Texas
County Disposal, Inc.
Denver RL North, Inc.
EOS Environmental, Inc.
Hollister Landfill, Inc.
Kankeekee RDF Landfill, Inc.
Liberty Waste Holdings, Inc.
Macomb Landfill, Inc.
Omaha Hauling Company, Inc.
Organized Sanitary Collectors and Recyclers, Inc.
Oscar's Collection Systems of Fremont, Inc.
Pinal County Landfill Corp.
PSI Waste Systems, Inc.
Risk Services, Inc.
S & S Recycling, Inc.
Southwest Waste, Inc.
Super Services Waste Management, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
The Ecology Group, Inc.
Tricil (N.Y.), Inc.
Wastehaul, Inc.
Waste Services of New York, Inc.
Woodlake Sanitary Service, Inc.
Allied Waste Systems Holdings, Inc.
Sand Valley Holdings, L.L.C.
Allied Nova Scotia, Inc.
AWIN Leasing Company, Inc.
Allied Transfer Systems of New Jersey,LLC
Allied Waste of New Jersey -- NewYork, LLC
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems of New Jersey, LLC
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
BFI Waste Services of Massachusetts, LLC
BFI Waste Services of Tennessee, LLC
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of DC, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Virginia, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Missouri, LLC
BFI Waste Systems of Mississippi, LLC
BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of South Carolina, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Virginia,LLC
Bridgeton Landfill, LLC
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Butler County Landfill, LLC
Chilton Landfill, LLC
Courtney Ridge Landfill, LLC
ECDC Logistics, LLC
Ellis Scott Landfill MO, LLC
Flint Hill Road, LLC
Forest View Landfill, LLC
Gateway Landfill, LLC
 Great Plains Landfill OK,
LLC
Greenridge Waste Services, LLC
Greenridge Reclamation, LLC
Jackson County Landfill, LLC
Jefferson City Landfill, LLC
Lee County Landfill SC, LLC
Lemons Landfill, LLC
Metro Enviro Transfer, LLC
New York Waste Services, LLC
Northeast Landfill, LLC
Pinecrest Landfill OK, LLC
Polk County Landfill, LLC
Show-Me Landfill, LLC
Southeast Landfill, LLC
Willow Ridge Landfill, LLC
Consolidated Processing, Inc.
Abilene Landfill TX, LP
BFI Waste Services of Indiana, LP
BFI Waste Services of Texas, LP
BFI Waste Systems of Indiana, LP
BFI Waste Systems of Texas, LP
BFI Transfer Systems of Texas, LP
Brenham Total Roll-Offs, LP
Camelot Landfill TX, LP
Crow Landfill TX, L.P.
Ellis County Landfill TX, L.P.
Fort Worth Landfill TX, LP
Frontier Waste Services, L.P.
Galveston County Landfill TX, LP
Golden Triangle Landfill TX,
LP Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
Houston Towers TX, LP
Itasca Landfill TX, LP
Kerrville Landfill TX, LP
Lewisville Landfill TX, LP
Mars Road TX, LP
McCarty Road Landfill TX, LP
Mesquite Landfill TX, LP
Mexia Landfill TX,
LP Panama Road Landfill, TX, L.P.
Pinehill Landfill TX, LP
Pleasant Oaks Landfill TX, LP
Rio Grande Valley Landfill TX, LP
Royal Oaks Landfill TX, LP
Southwest Landfill TX, LP
Turkey Creek Landfill TX, LP
Victoria Landfill TX, LP
Whispering Pines Landfill TX, LP
Local Sanitation of Rowan County, L.L.C.
BFI Energy Systems of Boston, Inc.
BFI Energy Systems of Plymouth, Inc.
BFI Trans River (LP), Inc.
Browning-Ferris Industries Asia Pacific, Inc.
County Line Landfill Partnership
Illiana Disposal Partnership
Key Waste Indiana Partnership
Lake County C&D
Development Partnership
Newton County Landfill Partnership
Springfield Environmental General Partnership
Allied Gas Recovery Systems, L.L.C.
Allied Services, LLC
AWIN Leasing II, LLC
BFI Waste Services, LLC
BFI Waste Services of Pennsylvania, LLC
D & L Disposal, L.L.C.
Envotech-Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.
Total Roll-Offs, L.L.C.
Evergreen Scavenger Service, L.L.C.
Liberty Waste Services of Illinois, L.L.C.
Packerton Land Company, L.L.C.
Liberty Waste Services Limited, L.L.C.
Paper Fibres Company BFI Services Group, Inc.
ECDC Environmental, L.C.
Oklahoma City Landfill, LLC
Rabanco Companies
U.S.Disposal II
Recycle Seattle II
Regional Disposal Company
Browning-Ferris Industries Europe, Inc.
VHG, Inc.
Warner Hill Development Company
Allied Waste Holdings (Canada) Ltd.
Blue Ridge Landfill General Partnership
Green Valley Landfill General Partnership
Moorhead Landfill General Partnership
Frontier Waste Services (Utah), LLC
Frontier Waste Services (Colorado), LLC
Frontier Waste Services of Louisiana, L.L.C.
BFI Waste Systems of Arkansas, LLC
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of Pennsylvania, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of Pennsylvania, LLC
General Refuse Service of Ohio, LLC
Webster Parish Landfill, L.L.C.
Jones Road Landfill and Recycling, Ltd.
E Leasing Company, LLC
H Leasing Company, LLC
N Leasing Company, LLC
S Leasing Company, LLC
BFI Energy Systems of Southeastern Connecticut, L.P.